SALEM COMMUNICATIONS ANNOUNCES FOURTH QUARTER 2011 TOTAL REVENUE OF $57.1 MILLION

CAMARILLO, CA March 8, 2012 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and conservative opinion content, released its results for the three and twelve months ended December 31, 2011.

Fourth Quarter 2011 Results

For the quarter ended December 31, 2011 compared to the quarter ended December 31, 2010:

Consolidated

•

Total revenue increased 6.2% to $57.1 million from $53.7 million;

•

Operating expenses increased 6.3% to $46.2 million from $43.4 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 6.5% to $46.0 million from $43.2 million;

•

Operating income increased 6.0% to $10.9 million from $10.3 million;

•

Net income decreased to $0.4 million, or $0.02 net income per diluted share, from $0.7 million, $0.03 net income per diluted share in the prior year;

•

EBITDA remained consistent at $13.2 million; and

•

Adjusted EBITDA increased 3.7% to $15.1 million from $14.5 million.

Broadcast

•

Net broadcast revenue increased 2.8% to $45.8 million from $44.5 million;

•

Station operating income (“SOI”) decreased 3.9% to $16.4 million from $17.0 million;

•

Same station net broadcast revenue increased 3.4% to $45.2 million from $43.6 million;

•

Same station SOI decreased 2.7% to $16.4 million from $16.8 million; and

•

Same station SOI margin decreased to 36.3% from 38.6%.

Internet

•

Internet revenue increased 37.1% to $8.1 million from $5.9 million; and

•

Internet operating income increased 96.8% to $2.7 million from $1.4 million.

Publishing

•

Publishing revenue decreased 3.1% to $3.1 million from $3.2 million; and

•

Publishing operating income decreased 29.5% to $0.2 million from $0.3 million.

Included in the results for the quarter ended December 31, 2011 are:

•

A $0.8 million loss ($0.5 million, net of tax, or $0.02 per share) on early retirement of long-term debt due to the repurchase of $12.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $0.2 million loss ($0.1 million, net of tax) on disposal of assets;

•

A $0.6 million loss, net of tax, or $0.02 per share, from the discontinued operations of Samaritan Fundraising; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended December 31, 2010 are:

•

A $0.8 million loss ($0.5 million, net of tax, or $0.02 per share) on early redemption of long-term debt due to the repurchase of $12.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $0.2 million loss ($0.1 million, net of tax, or $0.01 per share) on disposal of assets primarily from the loss on sale of Chicago real estate from a related party transaction; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the three months ended December 31, 2011 and 2010.

Per share numbers are calculated based on 24,737,629 diluted weighted average shares for the quarter ended December 31, 2011, and 24,807,088 diluted weighted average shares for the quarter ended December 31, 2010.

Year to Date 2011 Results

For the year ended December 31, 2011 compared to the year ended December 31, 2010:

Consolidated

•

Total revenue increased 5.7% to $218.2 million from $206.5 million;

•

Operating expenses increased 3.7% to $176.2 million from $169.8 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 6.3% to $180.3 million from $169.6 million;

•

Operating income increased 14.6% to $42.0 million from $36.6 million;

•

Net income increased to $5.6 million, or $0.23 net income per diluted share, from $1.9 million, or $0.08 net income per diluted share in the prior year;

•

EBITDA increased 9.5% to $54.0 million from $49.3 million; and

•

Adjusted EBITDA increased 1.6% to $53.7 million from $52.9 million.

Broadcast

•

Net broadcast revenue increased 2.2% to $178.7 million from $174.9 million;

•

SOI decreased 2.0% to $63.2 million from $64.5 million;

•

Same station net broadcast revenue increased 3.0% to $176.0 million from $170.9 million;

•

Same station SOI decreased 1.2% to $62.9 million from $63.7 million; and

•

Same station SOI margin decreased to 35.7% from 37.3%.

Internet

•

Internet revenue increased 35.8% to $27.3 million from $20.1 million; and

•

Internet operating income increased 89.7% to $6.4 million from $3.4 million.

Publishing

•

Publishing revenue increased 6.2% to $12.1 million from $11.4 million; and

•

Publishing operating income increased to $0.7 million from $0.2 million.

Included in the results for the year ended December 31, 2011 are:

•

A $4.2 million gain ($2.5 million, net of tax, or $0.10 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals;

•

A $2.2 million loss ($1.3 million, net of tax, or $0.05 per share) on early retirement of long-term debt due to the repurchase and redemption of $35.0 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $0.7 million loss, net of tax, or $0.03 per share, from the discontinued operations of Samaritan Fundraising; and

•

A $1.0 million non-cash compensation charge ($0.6 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in internet operating expenses.

Included in the results for the year ended December 31, 2010 are:

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on disposal of assets comprised of a $0.2 million pre-tax loss on the sale of WAMD-AM, Aberdeen, Maryland, a $0.2 million pre-tax loss from sale of Chicago real estate from a related party transaction and $0.2 million of losses from various fixed asset and equipment disposals offset by a $0.3 million pre-tax gain from the eminent domain seizure of property by the Dallas County School District;

•

A $1.8 million loss ($1.1 million, net of tax, or $0.04 per share) on early retirement of long-term debt due to the repurchase of $30.0 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $1.4 million non-cash compensation charge ($0.9 million, net of tax or $0.03 per share) related to the expensing of stock options consisting of:

o

$0.9 million non-cash compensation included in corporate expenses;

o

$0.4 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in internet operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the twelve months ended December 31, 2011 and 2010.

Per share numbers are calculated based on 24,683,644 diluted weighted average shares for the year ended December 31, 2011, and 24,653,465 diluted weighted average shares for the year ended December 31, 2010.

Balance Sheet

As of December 31, 2011, the company had $235.0 million of 9 5/8% senior secured second lien notes outstanding, a $9.0 million subordinated debt payable to related parties, and $31.0 million drawn on its revolver.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.13 versus a compliance covenant of 6.50.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2011:

•

On December 12, 2011, we redeemed an additional $12.5 million of our 9 5/8% Notes senior secured second lien notes due 2016 for $12.9 million, or at a price equal to 103% of the face value.  This transaction resulted in a $0.8 million pre-tax loss on the early retirement of debt;

•

On December 21, 2011, we completed the acquisition of KTEK-AM in Houston, Texas for $2.6 million; and

•

On January 13, 2012, we completed the acquisition of KTNO-AM, Dallas, Texas for $2.2 million.

The following transactions are currently pending:

•

On January 5, 2012, we entered into an APA agreement to sell radio station WBZS-AM in Pawtucket, Rhode Island for $0.8 million; and

•

On February 15, 2012, we entered into an APA agreement to acquire radio station WKDL-AM in Warrenton, Virginia for $30,000.

Conference Call Information

Salem will host a teleconference to discuss its results on March 8, 2012 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-4746, passcode 6657284 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 22, 2012 and can be heard by dialing (719) 457-0820, passcode 6657284 or on the investor relations portion on the company’s website, located at www.salem.cc.

First Quarter 2012 Outlook

For the first quarter of 2012, Salem is projecting total revenue to increase 4% to 6% over first quarter 2011 total revenue of $51.2 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 3% to 6% as compared to the first quarter of 2011 operating expenses of $43.8 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 96 radio stations in 37 markets, including 60 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com. Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 384-4512

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)	Three Months Ended		Twelve months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(Unaudited)
Net broadcast revenue	$44,547	$45,802	$174,933	$178,731
Internet revenue	5,936	8,136	20,104	27,304
Publishing revenue	3,223	3,122	11,421	12,131
Total revenue	53,706	57,060	206,458	218,166
Operating expenses:
Broadcast operating expenses	27,500	29,428	110,421	115,482
Internet operating expenses	4,562	5,432	16,722	20,889
Publishing operating expenses	2,956	2,934	11,226	11,475
Corporate expenses	4,473	4,463	16,613	17,503
Depreciation and amortization	3,714	3,738	14,588	14,971
(Gain) loss on disposal of assets	242	190	255	(4,153)
Total operating expenses	43,447	46,185	169,825	176,167
Operating income from continuing operations	10,259	10,875	36,633	41,999
Other income (expense):
Interest income	41	190	183	344
Interest expense	(7,394)	(6,540)	(30,297)	(27,665)
Loss on early retirement of long-term debt	(782)	(774)	(1,832)	(2,169)
Other income (expense), net	2	(20)	(16)	(40)
Income from continuing operations before income taxes	2,126	3,731	4,671	12,469
Provision for income taxes	1,405	2,705	2,695	6,110
Income from continuing operations	721	1,026	1,976	6,359
Loss from discontinued operations, net of tax	(34)	(580)	(44)	(741)
Net income	$687	$446	$1,932	$5,618

Basic income per share before discontinued operations	$0.03	$0.04	$0.08	$0.26
Loss from discontinued operations, net of tax	―	(0.02)	―	(0.03)
Basic income per share after discontinued operations	0.03	0.02	0.08	0.23

Diluted income per share before discontinued operations	$0.03	$0.04	$0.08	$0.26
Loss from discontinued operations, net of tax	―	(0.02)	―	(0.03)
Diluted income per share after discontinued operations	0.03	0.02	0.08	0.23

Basic weighted average shares outstanding	24,446,924	24,554,245	24,086,829	24,475,102
Diluted weighted average shares outstanding	24,807,088	24,737,629	24,653,465	24,683,644

Other Data:
Station operating income	$17,047	$16,374	$64,512	$63,249
Station operating margin	38.3%	35.7%	36.9%	35.4%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2010	2011
		(Unaudited)

Assets
Cash	$828	$67
Restricted cash	100	110
Trade accounts receivable, net	29,157	31,001
Deferred income taxes	5,974	6,403
Other current assets	4,899	4,385
Property, plant and equipment, net	115,851	111,222
Intangible assets, net	403,484	399,942
Deferred financing costs	7,349	5,489
Other assets	6,844	2,691
Total assets	$574,486	$561,310

Liabilities and Stockholders' equity
Current liabilities	22,809	36,515
Long-term debt and capital lease obligations	304,416	265,679
Deferred income taxes	42,296	48,077
Other liabilities	8,561	7,991
Stockholders' equity	196,404	203,048
Total liabilities and stockholders' equity	$574,486	$561,310

Salem Communications Corporation
Supplemental Information
(in thousands)	Three Months Ended		Twelve months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$156	$257	$815	$1,950
Maintenance	1,797	1,334	7,004	5,572
Total capital expenditures	$1,953	$1,591	$7,819	$7,522

Tax information
Cash tax expense	$25	$13	$295	$263
Deferred tax expense	1,380	2,692	2,400	5,847
Provision for income taxes	$1,405	$2,705	$2,695	$6,110

Tax benefit of non-book amortization	$2,616	$2,479	$10,479	$10,068

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$43,649	$45,152	$170,908	$175,957
Net broadcast revenue - acquisitions	―	264	17	921
Net broadcast revenue - dispositions	550	―	2,332	232
Net broadcast revenue - format changes	348	386	1,686	1,621
Total net broadcast revenue	$44,547	$45,802	$174,933	$178,731

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$26,807	$28,767	$107,232	$113,061
Broadcast operating expenses - acquisitions	―	272	61	944
Broadcast operating expenses - dispositions	365	1	1,600	(54)
Broadcast operating expenses - format changes	328	388	1,528	1,531
Total broadcast operating expenses	$27,500	$29,428	$110,421	$115,482

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$16,842	$16,385	$63,676	$62,896
Station operating income - acquisitions	―	(8)	(44)	(23)
Station operating income - dispositions	185	(1)	722	286
Station operating income - format changes	20	(2)	158	90
Total station operating income	$17,047	$16,374	$64,512	$63,249

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Twelve months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income (Loss) to Operating Income

Station operating income	$17,047	$16,374	$64,512	$63,249
Internet operating income	1,374	2,704	3,382	6,415
Publishing operating income	267	188	195	656
Less:
Corporate expenses	(4,473)	(4,463)	(16,613)	(17,503)
Depreciation and amortization	(3,714)	(3,738)	(14,588)	(14,971)
(Gain) loss on disposal of assets	(242)	(190)	(255)	4,153
Operating income	$10,259	$10,875	$36,633	$41,999

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$14,545	$15,086	$52,897	$53,727
Less:
Stock-based compensation	(328)	(303)	(1,437)	(950)
Loss on early retirement of long-term debt	(782)	(774)	(1,832)	(2,169)
Discontinued operations, net of tax	(34)	(580)	(44)	(741)
(Gain) loss on disposal of assets	(242)	(190)	(255)	4,153
EBITDA	13,159	13,239	49,329	54,020
Plus:
Interest income	41	190	183	344
Less:
Depreciation and amortization	(3,714)	(3,738)	(14,588)	(14,971)
Interest expense	(7,394)	(6,540)	(30,297)	(27,665)
Provision for income taxes	(1,405)	(2,705)	(2,695)	(6,110)
Net income	$687	$446	$1,932	$5,618

	Outstanding at	Applicable
	December 31, 2011	Interest Rate
Selected Debt Data
9 5/8% senior subordinated notes	$235,000	9.63%
Revolving credit facility	31,000	3.29%
Subordinated debt – payable to related parties	9,000	5.00%